SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       the Securities Exchange Act of 1934

                        Date of Report: January 30, 1998

                         PROVIDIAN FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


      Delaware                    1-12897                     94-2933952
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(State of incorporation)      Commission File No.)          (IRS Employer
                                                            Identification No.)

                               201 Mission Street
                         San Francisco, California 94105
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (415) 543-0404
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                       N.A.
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(Former name or former address, if changed since last report)


Item 2.  Acquisition Or Disposition Of Assets.

     On January 30, 1998, Providian Financial Corporation (the "Company"), through its subsidiary, Providian National Bank, purchased from First Union Direct Bank, N.A. (the "Seller") a portfolio of unsecured credit card receivables and the related accounts, records and other rights. The acquired portfolio consists of approximately 549,000 credit card accounts, of which approximately 323,000 accounts are active. The purchase price paid for the acquired portfolio was approximately $959 million, subject to certain post-closing adjustments, and was established in negotiations between the Company and the Seller. The Company funded the acquisition with working capital and funds drawn under the Company's revolving credit facility. The acquired portfolio constituted approximately 17% of the Seller's managed credit card receivables as of September 30, 1997. The Company did not and does not plan to acquire any fixed assets or employees of the Seller in connection with the portfolio acquisition.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PROVIDIAN FINANCIAL CORPORATION


                                            By: /s/ David J. Petrini
                                                ------------------------
                                          Name: David J. Petrini
                                         Title: Senior Vice President and Chief
                                                Financial Officer

Date: February 12, 1998